Exhibit 99.1

March 28, 2011

GSI Group Announces Financial Results for the

Fourth Quarter and Full Year 2010

•	Fourth Quarter Revenue of $91.6M, 26% growth vs. prior year on reported basis

•	Full Year Revenue of $383.5M, 51% growth vs. prior year on reported basis

•	Fourth Quarter EPS of a ($0.05) loss vs. a loss of ($1.99) in Q4’09; Full Year EPS of a ($0.03) loss vs. a loss of ($4.48) in 2009

•	Fourth Quarter Adjusted EBITDA up 73% to $14.4M vs. prior year; Full Year Adjusted EBITDA up 219% to $74.7M vs. 2009

•	Major progress made in positioning the Company for profitable future growth

Bedford, MA — GSI Group, Inc. (NASDAQ: GSIG) (the “Company” or “GSI”), a supplier of precision technology to the global medical, electronics, and industrial markets, today reported financial results for the fourth quarter and full year ended December 31, 2010.

Fourth Quarter Results

During the fourth quarter of 2010, GSI generated revenue of $91.6 million, up 26% as compared to the same period a year ago. Earnings per share (“EPS”) for the fourth quarter of 2010 improved significantly to a ($0.05) loss, as compared to a loss of ($1.99) in the fourth quarter of 2009. Operating income in the fourth quarter was $9.5 million versus a loss of ($1.2M) in the fourth quarter of 2009.

Adjusted EBITDA, which includes the adjustments noted in the reconciliation below, was $14.4 million, up from $8.2 million in the fourth quarter of 2009. Cash flow provided by operations in the fourth quarter was $3.2 million versus $3.6 million a year ago. Cash on hand at the end of the fourth quarter was $56.8 million versus $63.3 million a year ago.

“Our fourth quarter results complete a year of strong financial performance for GSI,” said John Roush, Chief Executive Officer of GSI. “We achieved excellent results while undergoing a year of substantial change for the company. During 2010, we emerged from bankruptcy, elected a new chairman and board of directors, appointed a new chief executive officer, and became current in our financial filings. So far, in 2011, we have settled our shareholder lawsuit and were relisted on the NASDAQ stock exchange. Looking ahead to the rest of 2011, we expect to continue to deliver strong financial returns, while further positioning the Company for future success. Significant work remains to rebuild the Company’s organization, processes and culture. These will be strong focus areas in 2011, and we believe that we are making excellent progress thus far. We are also working to focus the Company’s strategic direction for the future, and we expect to be communicating this vision during the coming year,” added Mr. Roush.

Financial Overview by Reporting Segment **

Excel:

•	2010 fourth quarter revenue was $50.0 million, as compared to $36.0 million for the fourth quarter of 2009
•	Full year 2010 revenue was $183 million, as compared to $130 million for the full year of 2009
•	Full year gross profit of $80 million, or nearly 44%, as compared to $53 million, or nearly 41%, for the same period a year ago – a roughly 3 point improvement in our gross margin percentage

Precision Technology:

•	2010 fourth quarter revenue was $32.5 million, as compared to $25.0 million for the fourth quarter of 2009
•	Full year 2010 revenue was $128 million, as compared to $79 million for the full year of 2009
•	Full year gross profit of $59 million, or roughly 46%, as compared to $31 million, or roughly 39%, for the same period a year ago – a roughly 7 point improvement in our gross margin percentage

Semiconductor Systems:

•	2010 fourth quarter revenue was $11.4 million, as co
•	mpared to $13.0 million for the fourth quarter of 2009
•	Full year 2010 revenue was $81 million, as compared to $50 million for the full year of 2009
•	Full year gross profit of $32 million, or roughly 39%, as compared to $16 million, or roughly 32%, for the same period a year ago – a roughly 7 point improvement in our gross margin percentage

**Note: The figures above do not include intersegment eliminations

Full Year Results

For the full year 2010, revenue was $383.5 million, up 51%, as compared to the full year 2009. Operating income for the full year 2010 was $53.9 million, as compared to a loss of ($20.2) million for the full year 2009. The Company reported EPS for the full year 2010 of a ($0.03) loss, as compared to a loss of ($4.48) for the full year 2009. EPS for 2010 was negatively impacted by the Company’s tax provision, which was primarily related to the non-deductibility of the bankruptcy related expenses. This resulted in an effective tax rate of 106% for the year.

Adjusted EBITDA was $74.7 million, as compared to $23.4 million for the full year 2009. Cash flow used in operations in the year was ($4.7) million versus a usage of ($25.8) million a year ago.

During the year-ended December 31, 2010, the Company recognized $45.7 million of revenue in its Semiconductor Systems segment as compared to $30.4 million in 2009 that had been deferred from orders placed by customers prior to 2009. As part of the Company’s effort to restate and re-file its 2004 through 2008 financial reports with the Securities and Exchange Commission (SEC), the Company determined that this revenue should not have been recognized in the period in which shipments occurred due to previously undelivered elements or unresolved commitments.

The $45.7 million of revenue recognized in 2010 had a margin of $20.0 million, or roughly 44%.; whereas, the $30.4 million of revenue recognized in 2009, had a margin of $16.4 million, or 54%.

Financial Guidance

For the first quarter of 2011, the Company expects revenue to be in the range of $86 to $90 million, with Adjusted EBITDA in the range of $11 to $14 million. This guidance excludes the impact of the Company’s adoption of new revenue recognition accounting standard, ASU-2009-13.

Conference Call Information

Management will conduct a conference call to review the Company’s financial results on Monday, March 28, 2011 at 5:00 p.m. Eastern Time. Shareholders, institutional investors and equity research analysts are invited to participate in the call by dialing 1 (212) 231-2900. A playback of this conference call will be available beginning 7:00 p.m. ET, Monday, March 28, 2011. The playback phone number is (402) 977-9140 and the code number is 21515223. The playback will remain available until 7:00 p.m. ET, Monday, April 4, 2011. A replay of the audio webcast will be available three hours after the conclusion of the call on the Investor Relations section of the Company’s web site at www.gsig.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the Company’s ability to be positioned for future success; the Company’s expectation to deliver strong financial returns; the Company’s progress on rebuilding its organization, processes and culture; the Company’s expectation to communicate its strategic vision during 2011; the Company’s optimism regarding its prospects for the future; and other statements that are not historical facts.

These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following: the potential adverse impact of the Company’s completed Chapter 11 bankruptcy proceedings on the Company’s business, financial condition or results of operations; the potential adverse impact of the SEC’s formal investigation relating to its review of the Company’s accounting practices and the restatement of the Company’s historical consolidated financial statements; the highly unpredictable nature of the semiconductor and electronics materials processing industry; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the Company’s ability to grow and increase profitability; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; the effects of competition; the Company’s ability to identify and hire permanent senior management; the Company’s failure to identify and manage weaknesses in internal controls; the Company’s ability to timely file periodic reports with the SEC in the future; the incurrence of additional material obligations as part of the Chapter 11 restructuring; and the Company’s ability to convert bookings and backlog into shipments or revenue, as they are subject to termination or cancellation under certain circumstances. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About GSI

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.’s common shares are quoted on NASDAQ (GSIG).

More information about GSI is available on the Company’s website at www.gsig.com. For additional information, please contact GSI Group Inc., Investor Relations, at (781) 266-5137 or InvestorRelations@gsig.com.

GSI Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Twelve Months Ended December 31, 2010 and December 31, 2009

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year-Ended December 31,
	2010	2009	2010	2009
Sales	$91,619	$72,509	$383,516	$254,388
Cost of goods sold	53,256	44,314	217,115	155,842

Gross profit	38,363	28,195	166,401	98,546

Operating expenses:
Research and development and engineering	7,833	6,781	29,857	28,254
Selling, general and administrative	19,085	16,143	74,880	60,422
Amortization of purchased intangible assets	1,074	1,147	4,436	5,805
Impairment of goodwill, intangible assets and other long-lived assets	—	1,045	—	1,045
Restructuring, restatement related costs and other	577	1,491	2,592	16,291
Pre-petition and post-emergence bankruptcy professional fees	246	2,794	727	6,966

Total operating expenses	28,815	29,401	112,492	118,783

Income (loss) from operations	9,548	(1,206)	53,909	(20,237)
Interest income	17	27	87	294
Interest expense	(3,929)	(6,415)	(19,908)	(27,751)
Foreign exchange transaction gains (losses)	514	286	328	(816)
Other income (expense), net	(256)	789	1,840	206

Income (loss) from continuing operations before reorganization items and income taxes	5,894	(6,519)	36,256	(48,304)
Reorganization items	—	(23,606)	(26,156)	(23,606)

Income (loss) from continuing operations before income taxes	5,894	(30,125)	10,100	(71,910)
Income tax provision (benefit)	7,611	1,622	10,739	(773)

Loss from continuing operations	(1,717)	(31,747)	(639)	(71,137)
Loss from discontinued operations, net of tax	—	—	—	(132)

Consolidated net loss	(1,717)	(31,747)	(639)	(71,269)
Less: Net income attributable to non-controlling interest	(25)	(17)	(48)	(61)

Net loss attributable to GSI Group Inc.	$(1,742)	$(31,764)	$(687)	$(71,330)

Basic and Diluted Loss Per Common Share
Continuing Operations	$(0.05)	$(1.99)	$(0.03)	$(4.47)
Discontinued Operations	$—	& #$151;	$—	$(0.01)

Net loss attributable to GSI Group Inc. per common share— basic and diluted	$(0.05)	$(1.99)	$(0.03)	$(4.48)

Weighted average basic and diluted common shares outstanding	33,425	15,948	23,703	15,916

GSI GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	December 31,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$56,781	$63,328
Accounts receivable, net	55,110	47,037
Inventories	66,721	65,596
Other current assets	39,515	65,319

Total current assets	218,127	241,280

Property, plant and equipment, net	45,402	49,502
Investments in auction rate securities	—	11,272
Intangible assets, net	53,139	61,509
Goodwill	44,578	44,578
Other assets	5,921	6,529

Total assets	$367,167	$414,670

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$19,766	$13,430
Deferred revenue	15,006	55,755
Other liabilities	24,490	19,875

Total current liabilities	59,262	89,060

Long-term debt	107,575	—
Accrued restructuring, net of current portion	769	1,256
Other long-term liabilities	20,883	19,483

Total long-term liabilities	129,227	20,739

Liabilities subject to compromise	—	220,560
Total liabilities	188,489	330,359

Stockholders’ Equity:
Total GSI Group Inc. stockholders’ equity	178,349	84,030
Noncontrolling interest	329	281

Total stockholders’ equity	178,678	84,311

Total liabilities and stockholders’ equity	$367,167	$414,670

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Cash flows from operating activities:
Consolidated net loss	($1,717)	($31,747)	($639)	($71,269)
Add: loss from discontinued operations	—	—	—	$132

Net loss from continuing operations	($1,717)	($31,747)	($639)	($71,137)

Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) continuing operations:
Depreciation and amortization	3,992	3,825	15,653	17,330
Share-based compensation	107	306	1,871	2,052
Deferred taxes	5,695	2,000	5,553	1,356
Non-cash reorganization items	—	26,223	—	26,223
Other non-cash items	2,025	3,186	6,953	9,035
Earnings from equity investment	216	(152)	(857)	(515)
Gain on sale of auction rate securities	—	(582)	(988)	(2,414)
Changes in operating assets and liabilities
Accounts receivable, net	(371)	(5,345)	(7,727)	880
Inventory	(1,133)	5,499	(8,171)	8,355
Accounts payable & Accrued Expenses	(4,646)	2,134	(140)	(8,173)
Other	164	1,195	1,820	5,208
Deferred revenue and costs	(1,177)	(2,939)	(18,066)	(13,854)

Net cash provided by (used in) operating activities of continuing operations	3,155	3,603	(4,738)	(25,654)

Net cash used in operating activities of discontinued operations	—	—	—	(132)

Net cash provided by (used in) operating activities	3,155	3,603	(4,738)	(25,786)

Cash flows from investing activities:
Purchases of property, plant and equipment	(726)	(449)	(2,659)	(1,321)
Proceeds from the sale of auction rate securities	—	3,411	11,408	16,975
Proceeds from the sale of property, plant and equipment	—	3,494	—	4,054

Net cash provided by (used in) investing activities	(726)	6,456	8,749	19,708

Cash flows from financing activities:
Payments for debt issuance costs	(82)	—	(1,565)	—
Net proceeds from the issuance of share capital	—	—	64,889	—
Repayments of debt	—	—	(74,889)	—

Net cash used in financing activities	(82)	—	(11,565)	—

Effect of exchange rates on cash and cash equivalents	496	53	1,007	405
Net increase (decrease) in cash and cash equivalents	$2,843	$10,112	($6,547)	($5,673)
Cash and cash equivalents, beginning of period	$53,938	$53,216	$63,328	$69,001

Cash and cash equivalents, end of period	$56,781	$63,328	$56,781	$63,328

Reconciliation of Net Loss to Adjusted EBITDA*

(In thousands of U.S. dollars)

Adjusted EBITDA (as defined below) is a non-GAAP financial measure. Management believes this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s operating results because it excludes amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the Company, as well as non-cash share-based compensation. Management believes Adjusted EBITDA allows it to readily view operating trends and perform analytical comparisons. Accordingly, the Company believes this non-GAAP measure provides greater transparency and insight into management’s method of analysis. While management believes this non-GAAP financial measure provides useful information, it is not a measure of financial performance or liquidity under U.S. GAAP, and therefore, it should not be considered in isolation from, or as a substitute for, other GAAP financial measures such as income (loss) from operations or net loss.

	Three Monthe Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) attributable to GSI Group Inc.	$(1,742)	$(31,764)	$(687)	$(71,330)
Interest expense, net of interest income	3,912	6,388	19,821	27,457
Income tax provision (benefit)	7,611	1,622	10,739	(773)
Depreciation & amortization	3,992	3,825	15,653	17,330
Share-based compensation	107	306	1,871	2,052
Reorganization items, (net), restructuring, restatement costs and other nonrecurring costs	823	27,891	29,475	46,863
Impairment of intangible assets	—	1,045	—	1,045
Loss from discontinued operations, net of tax	—	—	—	132
Other	(258)	(1,075)	(2,168)	610

Adjusted EBITDA	$14,445	$8,238	$74,704	$23,386

*	Reconciliation of a GAAP to a non-GAAP financial measure.

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as the net loss attributable to GSI Group, Inc. before deducting interest expense, net of interest income, income taxes, depreciation, amortization, non-cash share-based compensation and other non-operating charges, including reorganization items, restructuring costs, restatement costs, impairment of intangible assets, loss from discontinued operations, net of tax, and other non-recurring items, such as foreign exchange gains/losses, equity earnings, warrant penalty, and the sales of auction rate securities. Reorganization items, restructuring costs and restatement costs include costs incurred in connection with the Company’s 2009 bankruptcy filing, the filing of the joint Chapter 11 plan of reorganization, administration of the bankruptcy, confirmation of the plan of reorganization and the debt restructuring and the review and investigation of revenue transactions examined in connection with the restatement of the Company’s previously issued financial statements. Where outside professionals provided both services typically provided by employees as well as services defined above, the Company has allocated the expenses between operating costs and reorganization costs, reorganization items and restatement costs. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

* * * *

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non- GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

The non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

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